SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N New River Drive E, Unit 2202

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(818) 783-2100

(Registrant's telephone number, including area code) 411 N New River Drive E

Suite 2202

Ft. Lauderdale, FL 33301

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.03 Material Modification to Rights of Security Holders

On March 26, 2015 a special meeting of Preferred Class “B” shareholders (the “Special Meeting”) approved to extend the HOLDING PERIOD for minimum of 12 months or following the successful filing of an S-1 Registration Statement. (the “Plan” ). The results of the shareholder vote on the Plan are set forth further below under Item 5.07 of this Current Report on Form 8-K.

A description of the Plan is included as part of Proposal #__ in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on February 27, 2015 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Special Meeting on March 26, 2015. A total of 3,070,288 shares of Preferred “B” Stock, representing approximately 60% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Special Meeting. The final results for each of the matters submitted to a vote of shareholders at the Special Meeting is as follows:

Proposal: To approve an amendment to our series B Preferred Stock rights and privileges to increase our Holding Period of one year or lengthened to one month past our S-1 Registration Statement

For	Against	Abstain	Broker Non-Votes
3,067,888	2,400	2,018,271	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF INTERNATIONAL, INC.

By /s/Daniel R Thompson
Daniel R Thompson
Chairman/Secretary

Date: March 26, 2015

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EXHIBIT INDEX

No.	Exhibit

99.1	CARDIFF INTERNATIONAL, INC. 2015 Extension Plan

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